EXHIBIT 99.3

INDEPENDENT AUDITORS’ REPORT

To the Members of

The Bayou Companies, L.L.C.

We have audited the accompanying consolidated balance sheets of The Bayou Companies, L.L.C. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income and undistributed earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Bayou Companies, L.L.C. and Subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Castaing Hussey & Lolan, LLC

New Iberia, LA

July 7, 2008

REPORT OF INDEPENDENT AUDITORS

To the Members of

The Bayou Companies, L.L.C.

We have audited the accompanying consolidated statements of income and undistributed earnings and cash flows of The Bayou Companies, L.L.C. and Subsidiaries for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the operations and cash flows of The Bayou Companies, L.L.C. and Subsidiaries for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

St. Louis, Missouri

March 31, 2006

THE BAYOU COMPANIES, L.L.C. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$952,644	$43,305
Trade accounts receivable	15,897,133	11,748,796
Unbilled and other receivables	4,078,290	6,130,871
Inventories	3,475,603	4,064,885
Prepaid expenses and deposits on inventory	2,190,950	521,394
Refundable income taxes	—	272,708
Deferred income taxes	—	49,493

TOTAL CURRENT ASSETS	26,594,620	22,831,452
INVESTMENTS IN LIMITED LIABILITY COMPANIES AND PARTNERSHIP	5,824,405	72,124
PROPERTY AND EQUIPMENT	33,248,683	19,005,711
CASH VALUE OF LIFE INSURANCE	1,098,067	2,268,776
OTHER ASSETS	578,775	1,020,414

	$67,344,550	$45,198,477

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Funds due to bank to cover overdraft position	$462,155	$1,016,638
Trade accounts payable	4,542,610	5,801,326
Income taxes payable	137,896	—
Accrued expenses	4,630,401	3,077,639
Deferred revenue and unearned billings	4,011,172	2,888,882
Notes payable	6,411,672	6,392,558
Current portion of long-term debt	3,804,715	1,135,436
Deferred income taxes	23,905	—

TOTAL CURRENT LIABILITIES	24,024,526	20,312,479

LONG-TERM LIABILITIES
Long-term debt	16,948,172	9,187,761
Due to related companies	—	9,206
Deferred compensation	1,614,832	1,204,613
Deferred income taxes	127,689	156,980

	18,690,693	10,558,560

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	1,516,210	1,314,310

MEMBERS’ EQUITY
Membership units—no par value; authorized - 10,000 units; issued and outstanding—3,000 units	300	300
Undistributed earnings	23,112,821	13,012,828

	23,113,121	13,013,128

	$67,344,550	$45,198,477

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

THE BAYOU COMPANIES, L.L.C. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

AND UNDISTRIBUTED EARNINGS

	Years Ended December 31,
	2007	2006	2005
NET SALES	$109,171,938	$71,696,158	$55,745,032
NET SALES—OTHER	3,537,500	—	—
RENTAL	6,070,973	5,002,090	2,609,028

	118,780,411	76,698,248	58,354,060
COST OF GOODS SOLD	94,738,393	63,369,052	48,026,239

GROSS PROFIT	24,042,018	13,329,196	10,327,821
OPERATING EXPENSES	10,253,841	9,147,681	7,949,008

	13,788,177	4,181,515	2,378,813

OTHER INCOME (EXPENSE)
Gain on sale of assets	1,658,746	96,374	24,937
Interest expense	(1,528,420)	(688,920)	(467,706)
Interest income	67,960	72,774	95,423
Management fee income	699,846	1,025,669	1,260,512
Other	20,447	66,436	53,792
Earnings from limited liability companies and partnership	3,351,600	864,931	—

	4,270,179	1,437,264	966,958

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	18,058,356	5,618,779	3,345,771
INCOME TAX EXPENSE	(1,418,694)	(946,757)	(301,949)

INCOME BEFORE MINORITY INTEREST	16,639,662	4,672,022	3,043,822
MINORITY INTEREST IN INCOME OF CONSOLIDATED SUBSIDIARIES	(868,543)	(408,379)	(126,929)

INCOME FROM CONTINUING OPERATIONS	15,771,119	4,263,643	2,916,893
INCOME FROM DISCONTINUED OPERATIONS	—	—	1,806,104

NET INCOME	15,771,119	4,263,643	4,722,997
UNDISTRIBUTED EARNINGS, Beginning	13,012,828	9,471,185	7,847,189
DISTRIBUTIONS TO MEMBERS	(5,671,126)	(722,000)	(3,099,001)

UNDISTRIBUTED EARNINGS, Ending	$23,112,821	$13,012,828	$9,471,185

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

THE BAYOU COMPANIES, L.L.C. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2007	2006	2005
OPERATING ACTIVITIES
Net Income	$15,771,119	$4,263,643	$4,722,997
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,459,669	1,720,695	1,780,450
Gain on sale of assets	(1,658,746)	(96,374)	(1,874,090)
Minority interest in income of consolidated subsidiaries	201,900	408,379	126,929
Earnings from limited liability companies and partnership, net of distributions received	(2,249,907)	40,901	80,324
Deferred income tax expense	44,107	35,487	(11,000)
Noncash revenue	—	(129,663)	—
Changes in
Receivables	(1,238,256)	(755,567)	(10,407,440)
Inventories	589,282	66,912	(2,342,702)
Prepaid expenses and deposits on inventory	(1,669,556)	(142,880)	—
Refundable income taxes	272,708	230,529	(19,580)
Other assets	431,626	(182,330)	(384,655)
Funds due to bank to cover overdraft position	(554,483)	(452,101)	976,419
Income tax payable	137,896	—	—
Trade accounts payable	(1,258,716)	(530,460)	1,016,174
Accrued expenses	1,541,589	(3,227,507)	5,078,210
Deferred revenue	1,122,290	2,018,450	(304,432)
Deferred compensation	410,219	248,890	266,392

Net cash provided by (used in) operating activities	15,352,741	3,517,004	(1,296,004)

INVESTING ACTIVITIES
Cash proceeds from sale of C&L Pipeline Equipment, Inc.	—	—	3,000,000
Repayment of loan advances from related parties	(9,206)	173,682	—
Purchases of property and equipment	(17,924,743)	(10,122,355)	(3,571,912)
Proceeds from sale of property and equipment	303,025	161,318	44,385
Decrease (increase) in cash value of life insurance	1,170,709	(386,340)	(196,515)

Net cash used by investing activities	(16,460,215)	(10,173,695)	(724,042)

FINANCING ACTIVITIES
Net proceeds from short-term notes payable	19,114	2,277,701	2,889,195
Repayments of long-term debt	(8,567,229)	(989,036)	(844,325)
Proceeds from issuance of long-term debt	14,570,381	6,473,531	82,676
Distributions to minority shareholders	—	—	(405,604)
Distributions to members	(4,005,453)	(1,384,000)	(2,437,001)

Net cash provided by (used in) financing activities	2,016,813	6,378,196	(715,059)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	909,339	(278,495)	(2,735,105)
CASH AND CASH EQUIVALENTS, Beginning	43,305	321,800	3,056,905

CASH AND CASH EQUIVALENTS, Ending	$952,644	$43,305	$321,800

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Business Activity

The Bayou Companies, L.L.C. (Bayou) (a Louisiana Limited Liability Company) was incorporated in 1979, operates in New Iberia, Louisiana, and is engaged in the fabrication, bending and coating of pipe used in the transportation process of oil and gas. Bayou’s customers are primarily located in the Gulf Coast states and operate in the oil and gas industry.

Bayou’s operating agreement provides for net income and losses, tax credits, and tax preference items to be allocated to the members based on their ownership percentage. Bayou’s articles of organization state that the Company shall terminate on the earlier of December 31, 2050 or a vote of 91% of the members.

Commercial Coating Services International, Ltd. (CCSI) (a Texas Limited Partnership) is an 83.5% owned subsidiary. The limited partnership agreement of CCSI terminates December 31, 2022. CCSI and its operations are included in these consolidated financial statements.

CCSI Management, L.L.C. (CCSI Management) (a Texas Limited Liability Company) is a wholly-owned subsidiary. CCSI Management owns a 1 % interest in CCSI and is the general partner.

CCSI is engaged in the bending and coating of pipe used in the transportation process of oil and gas, and the leasing of bending and coating equipment under short-term operating leases. CCSI operates from facilities in Conroe, Texas; Bakersfield, California; and New Iberia, Louisiana. Its customers are located primarily in the United States with pipelines in the Gulf Coast and offshore.

Bayou Welding Works, L.L.C. (Bayou Welding Works) (a Louisiana Limited Liability Company) is a 51% owned subsidiary, effective January 1, 2007. Prior to January 1, 2007, Bayou’s ownership was 67.105%. Bayou Welding Works is engaged in the fabrication and welding of topside production equipment for the offshore industry. Bayou Welding Works also furnishes personnel and equipment for offshore construction projects as well as the manufacturing of sub sea production equipment and multi-jointing of deepwater pipelines.

Principles of Consolidation

The consolidated financial statements include the accounts of Bayou, CCSI, CCSI Management, and Bayou Welding Works (the Companies). Significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates used in preparing these consolidated financial statements include those used to determine the accounts receivable allowance for doubtful accounts, revenue recognized under the percentage of completion method on contracts in progress and the accrued liabilities for workers’ compensation insurance and self-insured medical claims.

Other Receivables

Included in other receivables are amounts for unbilled sales which reflect revenue that is earned as of the period ended but not invoiced. The amounts are derived from production reports.

Cash and Cash Equivalents

Cash and cash equivalents include funds invested in a money market account.

At December 31, 2007, the Companies had cash deposits in financial institutions in excess of the federally insured limit by $3,847,657. There were no amounts in excess of the federally insured limit as of December 31, 2006.

Concentration of Credit Risk

Financial instruments that potentially subject the Companies to concentrations of credit risk consist principally of accounts receivable. The Companies generate accounts receivable in the normal course of business. The Companies grant credit to customers throughout the United States and do not require collateral to secure the accounts receivable.

Accounts Receivable

Accounts receivable are carried net of allowance for doubtful accounts. The allowance for doubtful accounts is increased by provisions charged to expense and reduced by accounts charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in the character and size of the balance, past and expected future loss experience and other pertinent factors. The total allowance for doubtful accounts related to these accounts receivable was $45,000 at December 31, 2007 and $64,802 at December 31, 2006. Receivables outstanding over 90 days are considered past due. No interest is charged for past due accounts. All of the Companies’ accounts receivable are pledged as collateral against corporate debt.

Inventories

Inventories are comprised mainly of raw materials utilized in the pipe-coating and fabrication processes and are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Investments in Limited Liability Companies and Partnerships

The Companies account for investments in limited liability companies and partnerships in which it owns less than 50% interest under the equity method of accounting. The Companies report its pro-rata share of earnings or loss of the investment in Other Income as “Earnings from Limited Liability Companies and Partnership”. Distributions from these entities are recorded as a reduction in the investment.

Depreciation

Depreciation of property and equipment is provided on the straight-line method over the following estimated useful lives:

Years
Buildings and Yard	31 – 40
Furniture and Fixtures	5 – 10
Autos and Trucks	5 – 7
Machinery and Equipment	5 – 15

Interest on debt issued to finance the construction of and equipment purchases relating to Plant 3 has been capitalized as a part of the project. Fixed assets of the Companies include capitalized interest totaling $354,271, of which $267,639 and $86,632 is attributable to the years ended December 31, 2007 and 2006, respectively.

Asset Impairment Assessments

The Companies review long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value.

Revenue Recognition

The Companies recognize revenue as coating and bending services are completed. The Companies do not take ownership of the pipe subjected to coating and bending services. The title and risk of loss associated with the pipe remains with the customer at all times. Accordingly, the customer-supplied pipes are not included in the consolidated financial statements. In some instances upon completion of the coating services, the Companies will store the pipe on their property at the customers request for periods up to several months. Title and risk of loss remain with the customer during any storage period and the only inconsequential obligation of the Companies is to load the stored pipe on third party carriers when the customer requests delivery. When pipe storage is requested by the customer, the Companies’ normal billing and credit terms are not modified. In these bill and hold arrangements, the Companies recognize revenue as coating services are completed.

CCSI recognizes revenue from leased equipment during the period covered by the lease agreements which can range from two weeks to in excess of one year or more.

Bayou Welding Works uses the percentage of completion method of recognizing profits on construction-type contracts. Estimates of percentage of completion are based on costs of work completed to date as a percentage of the latest estimate of total costs anticipated. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the Company’s estimates of costs and revenue will change in the near future. The revenues recognized in excess of billings are included in the consolidated balance sheet as “Unbilled and other receivables”. Billings in excess of revenues recognized are included in the consolidated balance sheet as “Deferred revenue and unearned billings”.

In 2007, a customer paid the Companies for the estimated costs of capital improvements necessary for the performance of the services to be performed under a contract, as well as additional anticipated future services. These capital improvements were completed in 2007. The Company is under no obligation to provide any future services. The Company has recorded this revenue as net sales—other in the consolidated income statement for the year ended December 31, 2007.

Presentation of Sales Tax

The states and municipalities in which the Companies conduct business impose a sales tax on all of the Companies’ sales to non-exempt customers. The Companies collect that sales tax from customers and remit the entire amount to the appropriate governmental units. The Companies’ accounting policy is to exclude the tax collected and remitted from revenue and cost of sales.

Advertising Costs

Advertising costs are charged to operations when incurred and were $229,520, $186,130 and $192,853 for the years ended December 31, 2007, 2006 and 2005, respectively.

Income Taxes

Bayou, CCSI Management and Bayou Welding Works are organized as Limited Liability Companies (LLC). The earnings of the entities are taxable to its members and no provision has been made for federal or state income taxes in the accompanying consolidated financial statements. Bayou is taxed as an S-Corporation and includes CCSI Management’s income on its separately filed tax return. Bayou Welding Works is taxed as a partnership and files a separate partnership return.

CCSI is taxed as a corporation and accounts for income taxes using an asset and liability approach. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between carrying amounts and the tax bases of the assets and liabilities.

Reclassifications

Certain reclassifications have been made to the 2006 and 2005 financial statements to conform to the 2007 presentation.

NOTE 2—INVESTMENTS IN LIMITED LIABILITY COMPANIES AND PARTNERSHIP

Investments are as follows:

	December 31,
	2007	2006
49% Interest in Bayou Coating, L.L.C.	$5,801,703	$—
33.3 % Interest in Bayou Flow Technologies, L.L.C.	22,702	956
12.5% Interest in Shea Foote & Shea, Affiliated Through Common Ownership	—	66,565
50% Interest in Bayou Berg Concrete, L.L.C.	—	4,603

	$5,824,405	$72,124

On April 1, 2007, Bayou purchased the 49% interest in Bayou Coating, L.L.C. owned by Shea Investments, Inc., an entity owned by the three managing partners of The Bayou Companies, L.L.C. The purchase was at book value, which the parties agreed represented fair value. The majority owner of Bayou Coating, L.L.C. has an option to purchase the 49% minority interest owned by Bayou at book value at its sole discretion at any time.

A summary of the financial position and results of operations of Bayou Coating, L.L.C. as of and for the year ended December 31, 2007 is as follows:

Condensed income statement information:
Net sales	$36,686,878

Gross margin	$10,921,348

Net income	$8,203,589

Companies’ equity in net income of Bayou Coating, LLC	$3,304,755

Condensed balance sheet information:
Current assets	$11,475,968
Noncurrent assets	6,834,247

Total assets	$18,310,215

Current liabilities	$5,838,967
Noncurrent liabilities	630,997
Members’ equity	11,840,251

Total liabilities and equity	$18,310,215

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation and consists of the following:

	December 31,
	2007	2006
Land	$253,899	$402,508
Buildings and Yard	10,966,769	5,379,099
Buildings Held for Lease	3,880,780	1,839,310
Furniture and Fixtures	1,299,006	1,107,782
Autos and Trucks	762,797	731,414
Machinery and Equipment	34,033,288	20,832,525
Machinery and Equipment Held for Lease	7,432,841	5,423,739
Construction in Progress	169,839	6,858,688

	58,799,219	42,575,065
Less Accumulated Depreciation	25,550,536	23,569,354

	$33,248,683	$19,005,711

Accumulated depreciation includes depreciation on property and equipment held for lease of $5,303,937 and $5,198,597 at December 31, 2007 and 2006, respectively. Depreciation expense was $3,449,656, $1,710,788 and $1,774,322 for the years ended December 31, 2007, 2006 and 2005, respectively.

NOTE 4—UNCOMPLETED CONTRACTS—BAYOU WELDING WORKS

Costs, estimated earnings, and billings on uncompleted contracts of Bayou Welding Works are summarized as follows:

	December 31,
	2007	2006
Costs on construction contracts in progress	$4,043,055	$1,466,514
Estimated earnings	2,036,771	507,371

	6,079,826	1,973,885
Less: related billings	(6,558,216)	(1,374,668)

	$(478,390)	$599,217

Included in the accompanying consolidated balance sheets under the following captions:

Unbilled and other receivables	$390,880	$604,943
Deferred revenue and unearned billings	(869,270)	(5,726)

	$(478,390)	$599,217

NOTE 5—NOTES PAYABLE

Notes payable consist of the following:

	December 31,
	2007	2006
Bayou
Note payable to bank, line of credit of $9,000,000 at December 31, 2007 and $6,000,000 at December 31, 2006, interest at LIBOR plus 2.00%, secured by substantially all assets, continuing guarantees of CCSI and Bayou Welding Works, and limited continuing guarantees of the managing members of Bayou	$4,253,275	$3,710,312

Note payable to a corporation in monthly installments of $2,497 due September 2008, non-interest bearing, secured by equipment	22,473	—

Note payable to members, monthly interest at LIBOR plus 2.50%, due on demand, unsecured	2,067,883	1,197,985

CCSI
Note payable to bank, line of credit of $1,500,000, interest at LIBOR plus 2.00%, due June 2007, secured by substantially all assets, continuing guarantees of Bayou and Bayou Welding Works, and limited continuing guarantees of the managing members of Bayou	—	899,412

Bayou Welding Works
Note payable to a corporation in monthly installments of $11,010, due August 2007, interest at 8.80%, unsecured	—	74,053

Note payable to a corporation in monthly installments of $10,096, due August 2008, interest at 8.35%, unsecured	68,041	—

Note payable to bank, line of credit of $1,000,000, interest at LIBOR plus 2.00%, due March 2007, secured by substantially all assets, continuing guarantees of Bayou and CCSI, and limited guarantees of the managing members of Bayou and a member of Bayou Welding Works	—	484,581

Other	—	26,215

	$6,411,672	$6,392,558

NOTE 6—LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,
	2007	2006
Bayou
Interim construction financing note payable to bank, interest only due monthly, interest at LIBOR plus 2.00%, secured by substantially all assets, continuing guarantees of CCSI and Bayou Welding Works and limited guarantees of the managing members of Bayou, originally maturing November 30, 2007, subsequently obtained permanent financing commitment for 7 years after original maturity date	$—	$6,000,000

Notes payable to individuals, payable in monthly installments of $23,406, including interest at 7.00%, due September 2010, unsecured	—	924,201

Note payable to bank, payable in monthly installments of $41,565, including interest at LIBOR plus 2.50%, due May 2009, secured by property and equipment and the continuing guarantee of the managing members of Bayou	883,926	1,295,355

Note payable to bank, payable in monthly installments of $9,010, including interest at LIBOR plus 2.50%, due July 2008, secured by property and equipment	—	167,175

Note payable to a corporation in monthly installments of $7,858, due January 2010, non-interest bearing, secured by equipment	196,444	282,879

Note payable to a corporation in monthly installments of $3,658, due January 2010, non-interest bearing, secured by equipment	91,437	131,670

Note payable to a bank, payable in monthly principal installments of $148,810, plus interest at LIBOR plus 2.00%, due October 2014, secured by property and equipment, continuing guarantees of CCSI, Bayou Welding Works, limited guarantees of managing members of Bayou and assignment of leases	12,053,570	—

Note payable to an affiliated corporation, payable in monthly installments of $36,888, including interest at prime, due June 2017, secured by Bayou’s interest in Bayou Coating, LLC	$4,200,842	$—

Note payable to a corporation in monthly installments of $15,282, due January 2010, non-interest bearing, secured by equipment	366,777	—

Note payable to a corporation in monthly installments of $11,685, due January 2010, non-interest bearing, secured by equipment	280,438	—

Note payable to an LLC, payable in monthly installments of $10,242, including interest at 7.75%, due January 2010, secured by equipment	226,770	—

Note payable to a corporation in monthly installments of $23,258, due December 2010, non-interest bearing, secured by equipment	837,286	—

Other	77,205	66,094

CCSI
Note payable to an individual, due September 2012, payable in monthly installments of $27,327, including interest at prime plus 1.50%, unsecured	1,256,633	1,455,823

Bayou Welding Works
Note payable to a bank, due May 2012, payable in monthly installments of $6,323, including interest at prime plus 2.50%, secured by equipment	281,559	—

	20,752,887	10,323,197

Less current portion of long-term debt	3,804,715	1,135,436

	$16,948,172	$9,187,761

LIBOR was 5.02%, 5.33% and 4.69% at December 31, 2007, 2006 and 2005, respectively. Prime was 7.25%, 8.25% and 7.25% at December 31, 2007, 2006 and 2005, respectively. Interest expense was $1,528,420, $688,920 and $467,706 for the years ended December 31, 2007, 2006 and 2005, respectively.

Maturities of long-term debt as of December 31, 2007 are as follows:

Year Ending December 31,
2008	$3,804,715
2009	3,846,929
2010	2,898,462
2011	2,595,538
2012	2,494,697
Thereafter	5,112,546

$20,752,887

NOTE 7—DEFERRED COMPENSATION

Certain members and management employees are eligible to participate in a nonqualified, unfunded, deferred compensation plan. Participants, designated by the Board of Directors, may elect annually to defer a portion of their compensation. Earnings of the deferred compensation increase the accrued liability.

Deferred compensation expense was as follows:

	Year Ended December 31,
	2007	2006	2005
Participant-Elected Deferred Compensation	$333,767	$158,400	$199,512
Earnings on Deferred Compensation	73,848	93,308	66,880

	$407,615	$251,708	$266,392

NOTE 8—LEASES

Bayou has several noncancelable operating leases, primarily for land, that expire over the next fourteen years. These leases generally contain renewal options for periods ranging from three to twenty years and require Bayou to pay all executory costs such as maintenance and insurance. Lease expense was $666,269, $662,295 and $531,417 for the years ended December 31, 2007, 2006 and 2005, respectively.

Future minimum rental payments are as follows:

Year Ending December 31,
2008	$757,954
2009	538,666
2010	507,023
2011	457,060
2012	336,008
Thereafter	707,710

$3,304,421

Bayou leases land from affiliated companies and related parties on a month-to-month basis. Lease expense to the affiliated companies and related parties was $60,000, $60,000 and $45,000 for the years ended December 31, 2007, 2006 and 2005.

Bayou and CCSI also lease certain properties to outside parties under noncancelable operating leases. At December 31, 2007, the approximate future minimum rental income under operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:

Year Ending December 31,
2008	$220,283
2009	182,583
2010	104,583
2011	26,583
2012	26,583
Thereafter	110,762

$671,377

Rental income from these leases totaled $340,787, $341,541 and $233,544 for the years ended December 31, 2007, 2006 and 2005, respectively.

NOTE 9—RETIREMENT PLAN

All employees of the Companies are eligible to participate in a defined contribution plan with 401 (k) provisions. Eligible employees may elect to defer up to 15% of their compensation to this plan, subject to certain statutory limitations. The Companies match 100% of the first 3% of compensation deferred. Additional contributions may be made at the discretion of the Companies.

The Companies made no additional contribution for the years ended December 31, 2007, 2006 and 2005. The total cost of the plan was $307,231, $271,736 and $323,434 for the years ended December 31, 2007, 2006 and 2005, respectively.

NOTE 10—SELF INSURANCE

Effective June 1, 2007, the Companies are no longer self-insured for workers’ compensation, general liability and business automobile liability. The Companies were primarily self-insured up to certain limits, for workers’ compensation, general liability and business automobile liability for the years ended December 31, 2006 and 2005 and for the first five months of 2007. While self-insured, the Companies purchased stop-loss insurance which reimbursed the Companies for workers’ compensation claims in excess of $35,000 per employee annually or aggregate claims exceeding $1,000,000 annually.

Bayou is primarily self-insured for employee group health claims. Bayou has purchased group health stop-loss insurance which will reimburse Bayou for individual claims in excess of $25,000 annually or aggregate claims exceeding $1,000,000 annually.

Operations are charged with the cost of claims reported and an estimate of claims incurred but not reported. A liability for unpaid claims and the associated claim expenses, including incurred but not reported losses, is estimated and reflected in the balance sheet as an accrued liability. Total expense under the self-insured workers’ compensation program was $311,973, $1,101,156 and $685,888 for the years ended December 31, 2007, 2006 and 2005, respectively. Total expense under the self-insured group health insurance program was $665,262, $518,723 and $656,817 for the years ended December 31, 2007, 2006 and 2005, respectively. The self-insured workers’ compensation liability includes incurred but not reported losses of $60,000 and $62,674 at December 31, 2006 and 2005, respectively. The self-insured group health liability includes incurred but not reported losses of $70,000 at both December 31, 2007 and 2006.

NOTE 11—SIGNIFICANT CUSTOMERS

Sales to one customer represented 22% of net sales for the year ended December 31, 2007. Accounts receivable from this customer were $3,563,066 at December 31, 2007. Sales to one other customer represented 30% and 24% of net sales for the years ended December 31, 2006 and 2005, respectively. Accounts receivable from this customer were $2,198,843 at December 31, 2006.

NOTE 12—EMPLOYMENT AGREEMENTS

CCSI has entered into an agreement with its President to assist with the administration and management of the business and affairs of CCSI. The agreement provides for annual compensation, effective March 15, 2008, aggregating $159,000 in base salary plus a semi-annual bonus equal to 3% of CCSI’s net income before income taxes. The agreement also calls for a one-time payment of 1.5% of the gross sales price for a sale of all or substantially all of the assets of CCSI, effective March 15, 2008. The agreement was originally for $130,000 in annual compensation for three years, expiring in 2008, but has been amended and extended to expire in 2011. The contract terminates upon death, disability or discharge for cause. The employee can terminate the agreement with 30 days notice, and CCSI can terminate the agreement without cause with twelve months notice.

NOTE 13—LLC MEMBER BUY AND SELL AGREEMENT

The Bayou members have entered into an agreement to retain the equal division of interests between the two descendant family groups. Members may transfer or assign member interests to their children and each family group is accorded a right of first refusal as to member interests owned by an existing member of that group. If the family group fails to exercise the right, Bayou has the option to purchase the member interests.

NOTE 14—RELATED PARTY TRANSACTIONS

The Companies have various transactions with entities related through common ownership. A summary of transactions from these parties is as follows:

	As of and for the Years Ended December 31,
	2007	2006	2005
Receivables
Bayou Coating, L.L.C.	$1,164,179	$189,376
Shea Investments, Inc.	$—	$—
Bayou Flow Technologies, L.L.C.	$161,303	$416,670

Payables
Bayou Flow Technologies, L.L.C.	$193,199	$148,951
Bayou Coating, L.L.C.	$23,638	$69,811

Sales
Bayou Coating, L.L.C.	$—	$303,445	$614,092
Bayou Flow Technologies, L.L.C.	$—	$336,196	$54,603
Cuming Insulation Corporation	$274	$117,685	$880,436
Perma-Pipe, Inc.	$2,973,967	$1,468,296	$295,785

Rental Income
Bayou Coating, L.L.C.	$19,200	$19,200	$19,200
Bayou Flow Technologies, L.L.C.	$41,846	$—	$38,724
Cuming Insulation Corporation	$3,600	$3,600	$—
Perma-Pipe, Inc.	$26,325	$22,086	$—

Management Fee Income (Expense)
Bayou Coating, L.L.C.	$461,000	$411,600	$100,000
Shea Investments, Inc.	$—	$—	$411,600
Bayou Flow Technologies, L.L.C.	$286,224	$(38,425)	$535,387

Subcontract Cost
Bayou Coating, L.L.C.	$—	$401,025	$596,592

Commission Expense
Bayou Flow Technologies, L.L.C.	$337,345	$1,349,764	$901,188

Purchases
Perma-Pipe, Inc.	$65,743	$1,308,377	$485,769
Cuming Insulation Corporation	$—	$88,819	$1,851,838

Rent Expense
Cuming Insulation Corporation	$2,712	$1,484	$—
A Member of the Company	$30,000	$30,000	$30,000
Shea, Foote & Shea	$30,000	$30,000	$15,000

NOTE 15—INCOME TAXES

Income tax expense represents income taxes for CCSI. Income tax expense consists of the following:

	Years Ended December 31,
	2007	2006	2005
Current	$1,374,587	$911,270	$312,949
Deferred	44,107	35,487	(11,000)

	$1,418,694	$946,757	$301,949

A reconciliation of income taxes computed at the federal statutory rate and income tax expense is as follows:

	Years Ended December 31,
	2007	2006	2005
Income Taxes at Statutory Rate	$6,292,098	$1,910,385	$1,751,638
State Income Taxes, Net of Federal Benefit	351,403	111,252	102,007
Entities Taxable to Members	(5,190,333)	(1,042,677)	(1,747,509)
Other	(34,474)	(32,203)	(43,065)
Cost Basis Difference in C&L	—	—	238,878

	$1,418,694	$946,757	$301,949

Deferred income taxes consisting of gross assets of $50,320 at December 31, 2007 and $68,790 at December 31, 2006 and gross deferred tax liabilities of $201,914 at December 31, 2007 and $176,277 at December 31, 2006 are reflected in the consolidated financial statements as follows:

	December 31,
	2007	2006
Current Asset (Liability)
Allowance for doubtful accounts	$15,300	$22,033
Prepaid expenses	(39,205)	(15,040)
Accrued expenses	—	42,500

	(23,905)	49,493

Long-Term Liability
Deferred Compensation	35,020	—
Accrued expenses	(140)	4,257
Depreciation	(162,569)	(161,237)

	(127,689)	(156,980)

	$(151,594)	$(107,487)

NOTE 16—CASH FLOWS

Supplemental disclosure of cash flows information is as follows:

	Years Ended December 31,
	2007	2006	2005
Interest Paid	$1,528,420	$688,920	$467,706

Income Taxes Paid	$1,213,000	$746,000	$582,206

Non-cash investing and financing activities are as follows:

The Companies acquired a 49% partnership interest in Bayou Coating, L.L.C. in exchange for a note payable in the amount of $4,426,538. Noncash distributions to members totaled $1,654,500 for the year ended December 31, 2007. The Companies recognized noncash revenue of $52,836 from the distribution to members at market value of its interest in Shea, Foote & Shea during the year ended December 31, 2007. The Companies acquired equipment and recognized revenue totaling $129,663 in noncash transactions with customers during the year ended December 31, 2006. The Companies declared distributions payable to the members of $662,000 as of December 31, 2005. The Companies financed the purchase of $448,006 of equipment through long-term debt during the year ended December 31, 2005.

NOTE 17—CONTINGENCIES

The Companies are presently involved in certain matters arising from normal business activities. Management believes that the outcome of these activities will not have a material impact on the consolidated financial position of the Companies.

NOTE 18—SALE OF SUBSIDIARY

On February 16, 2005, the Companies sold the common stock of C&L Pipeline Equipment, Inc. (C&L) for cash totaling $3,000,000. The transaction resulted in a gain of $1,849,153. Prior to the sale, $724,509 due to the Companies was converted to additional paid in capital of C&L. The results of operations for C&L for the period January 1, 2005 through February 16, 2005 as well as the gain on sale have been presented as discontinued operations on the consolidated statement of income. The assets, liabilities, and stockholder’s equity of C&L at the time of sale were as follows:

Assets
Accounts receivable	$127,343
Inventories	446
Prepaid expenses	16,628
Property and equipment	4,659,562
Accumulated depreciation	(3,387,337)

$1,416,642

Liabilities and Stockholder’s Equity
Current portion of long-term debt	$80,186
Accounts payable	48,342
Accrued expenses	3,267
Deferred taxes	134,000
Stockholder’s equity	1,150,847

$1,416,642